Exhibit 99.2

Midwest Banc Holdings, Inc. to acquire Royal American Corporation Investor Presentation February 8, 2006

Forward Looking Statements Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements."

Securities Law Matters In connection with the proposed acquisition of Royal by the Company, the Company will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company's common stock to be issued to the shareholders of Royal. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Royal seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ROYAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Royal, 1604 W. Colonial Parkway, Inverness, Illinois 60067, Attention: Investor Relations (telephone number (847) 202-8300). The Company, Royal and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Royal in connection with the merger transaction. For information about the Company's directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Royal's directors, executive officers and members of management and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and Royal described above and other relevant materials to be filed with the SEC.

Transaction Summary

Transaction Rationale Additional Market Penetration Would make Midwest Bank the 20th largest bank in the Chicago area, based on deposits and 6th of independent public peers Creates a market-effective and cost efficient 23-branch bank in the greater Chicago metropolitan area Contiguous but minimal overlapping higher growth markets in Cook, DuPage, Kane, Lake and McHenry counties Additional Market Penetration Financial Benefits Additional Positive Considerations Experienced Management

Transaction Rationale Experienced Management Jay Fritz, Chairman and CEO of Royal American, will serve as President and Chief Operating Officer of Midwest Bank Jay Fritz and Thomas A. Rosenquist, President of Lake County Grading Company of Libertyville and a director of Royal American, will join the Boards of both Midwest Bank and Midwest Banc Holdings Kelly O'Keeffe, a founder and President of Royal, will become an Executive Vice President of Midwest Bank. ADDITIONAL MARKET PENETRATION FINANCIAL BENEFITS ADDITIONAL POSITIVE CONSIDERATIONS EXPERIENCED MANAGEMENT

Transaction Rationale Experienced Management (cont.) Brogan Ptacin, will become Executive Vice President and Head of Commercial and Industrial lending at Midwest Bank Mary King Wilson, Executive Vice President and Chief Financial Officer of Royal American, will become Senior Vice President and Comptroller at Midwest Bank Midwest will enter into retention agreements with key members of senior and middle management of Royal American with Midwest's restricted stock vesting from eighteen months to five years ADDITIONAL MARKET PENETRATION FINANCIAL BENEFITS ADDITIONAL POSITIVE CONSIDERATIONS EXPERIENCED MANAGEMENT

Transaction Rationale Financial Benefits Accretive to earnings in the first year following close Pro forma: $2.9 billion in assets $1.8 billion of loans $2.0 billion of deposits More diversified and lower risk balance sheet Substantial and growing base of C&I customers Proven ability to build deposits through transaction accounts Royal American's $200 million trust and wealth management services with Midwest's investment and brokerage activities can be a growing revenue source into the future ADDITIONAL MARKET PENETRATION FINANCIAL BENEFITS ADDITIONAL POSITIVE CONSIDERATIONS EXPERIENCED MANAGEMENT

Transaction Rationale Additional Positive Considerations Lowers Deposit Costs - transaction accounts increase from 20.5% to 22.3% of total deposit Diversifies Loan Portfolio - C&I loans increase from 14.9% to 19.7% of gross loans Improves Loan Origination Capabilities Improves Asset Quality NALs/Loans 0.58% to 0.44% NPAs/Assets 0.83% to 0.67% NCOs/Loans 0.09% to 0.07% ADDITIONAL MARKET PENETRATION FINANCIAL BENEFITS ADDITIONAL POSITIVE CONSIDERATIONS EXPERIENCED MANAGEMENT

Pro Forma Branch Map MBHI (17) RAC (6)

Deposit Mix Transaction Accounts MM & Savings Retail CDs CDs>$100,000 + =

Loan Mix Commercial Construction CRE Consumer Residential Mortgage + =

Asset Quality

Deposit Market Share